THIRD AMENDMENT TO LOAN AGREEMENT

This THIRD AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of February 22, 2013, by and among Geospace TECHNOLOGIES Corporation, a Delaware corporation, formerly known as OYO Geospace Corporation ("Borrower"), EACH OF THE DOMESTIC SUBSIDIARIES OF THE BORROWER identified on Schedule 1 hereto (collectively, "Guarantors"), and FROST BANK, a Texas state bank, formerly known as The Frost National Bank ("Lender").

RECITALS:

    On March 2, 2011, Borrower, Guarantors and Lender entered into that certain Loan Agreement, as amended by that certain First Amendment to Loan Agreement dated March 2, 2011 and that certain Second Amendment to Loan Agreement dated April 24, 2012 (as amended, modified and restated, the "Loan Agreement"), concerning, among other things, the terms, conditions and covenants of those certain Loans (as defined in the Loan Agreement). The Loans are evidenced by that certain Revolving Promissory Note dated March 2, 2011, in the original principal amount of $25,000,000.00 executed by Borrower and payable to the order of Lender.

    Borrower has requested and Lender has agreed to expand the definition of "Indebtedness" in the Loan Agreement to include Interest Rate Protection Agreements (as defined below) and further amend the Loan Agreement as contained herein.

    All capitalized terms not otherwise defined in this Amendment shall have the same meanings as are set forth in the Loan Agreement.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantors and Lender hereby agree as follows:

AGREEMENTS:

  Amendments.

  (a) Effective as of October 1, 2012, a wholly owned subsidiary of OYO Geospace Corporation merged with and into OYO Geospace Corporation with OYO Geospace Corporation being the surviving entity upon consummation of such merger (the "Merger"). In connection with the Merger, OYO Geospace Corporation's name was changed to "Geospace Technologies Corporation." In addition, simultaneously with the Merger, certain of the Subsidiaries were either converted, merged into other Subsidiaries or dissolved, with the result the Guarantors of the Obligations as of the date of this Amendment are the entities listed on Schedule 1 to this Amendment.

  (b) The definition of "Indebtedness" in Section 1.01 of the Loan Agreement is hereby amended to read as follows:

  "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments (other than those evidencing trade accounts payable in the ordinary course of business); (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments issued for the account of such Person; (c) net obligations of such Person under any Interest Rate Protection Agreement; (d) all obligations of such Person to pay the deferred purchase price of Property or services (other than trade accounts payable in the ordinary course of business that are not more than 180 days past due); (e) indebtedness (excluding prepaid interest thereon) of others secured by a Lien on Property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness will have been assumed by such Person or is limited in recourse; (f) Capital Lease Obligations and Synthetic Lease Obligations; and (g) all Guarantees of such Person in respect of any of the obligations of another Person described in the preceding clauses (a) through (f). For all purposes hereof, the Indebtedness of any Person will include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venture to the extent such Person is liable therefor as a result of such Person's ownership interest in such entity, unless such Indebtedness is expressly made non-recourse to such Person.

  (c) The definition of "Loan Documents" in Section 1.01 of the Loan Agreement is hereby amended to read as follows:

  "Loan Documents" means this Loan Agreement, the Revolving Credit Note, all Guaranties, the Security Agreement, all Interest Rate Protection Agreements, all Letters of Credit, all Letter of Credit Request Forms, and such other documents, instruments and agreements, evidencing, securing or pertaining to the Obligations as will from time to time be executed and delivered to Lender by Borrower, any Guarantor, or any other party pursuant to this Loan Agreement, and any future amendments, restatements, modifications, ratifications, confirmations, extensions or supplements hereto or thereto.

  (d) Section 1.01 of the Loan Agreement is hereby amended to add the following definition:

  "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate exchange agreement, currency exchange agreement, foreign exchange agreement, interest rate and currency exchange agreement, forward rate agreement, rate floor agreement, interest rate protection agreement, interest rate cap agreement, rate collar agreement, any option agreement respecting the foregoing, International Swaps and Derivatives Association, Inc. (ISDA) Master Agreement, or any similar agreement or arrangement, and any schedule, confirmation, exhibit, annex, document or instrument evidencing any interest in a derivative hedging transaction covered by any such agreement now existing or hereafter entered into by a Person to hedge the risk of variable interest rate volatility or fluctuations of interest rates or currency rates, or other risk, as the same may be modified, supplemented, amended or revised and in effect from time to time.

  (e) Schedule 5.09(a) to the Loan Agreement is hereby deleted and Schedule 5.09(a) attached to this Amendment is substituted in its place for all purposes.

  No Other Amendment.

  Except as specifically modified or amended herein, all terms, provisions and requirements of the Loan Agreement shall remain as written.

  Reaffirmation.

  Borrower and Guarantors hereby reaffirm all covenants, conditions, representations and warranties contained in the Loan Agreement, as amended by this Amendment.

  Counterparts. This Amendment may be executed in counterpart originals, no one of which need contain the signature of all parties, but all of which together shall constitute one and the same instrument.

  Governing Law.

  This Amendment and all other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Texas, excluding those laws relating to the resolution of conflicts between laws of different jurisdictions.

  Headings.

The headings preceding the text of the paragraphs of this Amendment have been inserted solely for convenience of reference and shall neither constitute a part of this Amendment nor affect its meaning, interpretation, or effect.

NOTICE TO COMPLY WITH STATE LAW

For the purpose of this Notice, the term "WRITTEN AGREEMENT" shall mean this Amendment, the Loan Agreement, and the other Loan Documents, together with each and every other document relating to and/or securing the Loans, regardless of the date of execution.

NOTICE OF FINAL AGREEMENT

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED as of the date first above written.

LENDER:

FROST BANK, a Texas state bank, formerly

known as The Frost National Bank

By: /s/ Larry Hammonds

Name: Larry Hammonds

Title: Market President - New Braunfels

BORROWER:

GEOSPACE TECHNOLOGIES

CORPORATION, a Delaware corporation,

formerly known as OYO Geospace Corporation

By: /s/Thomas T. McEntire

Thomas T. McEntire, Vice President, Chief Financial Officer and Secretary

GUARANTORS:

GTC, INC.

EXILE TECHNOLOGIES CORPORATION

GEOSPACE ENGINEERING RESOURCES

INTERNATIONAL, INC.

GEOSPACE FINANCE CORP.

By: /s/Thomas T. McEntire

Thomas T. McEntire, Vice President, Chief Financial Officer and Secretary of each of the Guarantors named above

SCHEDULE 1

TO

THIRD AMENDMENT TO LOAN AGREEMENT

Guarantors

(1) GTC, Inc., a Texas corporation

(2) Exile Technologies Corporation, a Texas corporation

(3) Geospace Engineering Resources International, Inc., a Texas corporation

(4) Geospace Finance Corp., a Texas corporation

SCHEDULE 5.09(a)

TO

THIRD AMENDMENT TO LOAN AGREEMENT

(1) GTC, Inc., a Texas corporation

(2) Exile Technologies Corporation, a Texas corporation

(3) Geospace Engineering Resources International, Inc., a Texas corporation

(4) Geospace Finance Corp., a Texas corporation

(5) Geospace J.V., Inc., a Texas corporation

(6) Geospace Technologies Canada, Inc., a corporation organized under the laws of Canada

(7) Exile Technologies Limited, a limited partnership organized under the laws of the United Kingdom

(8) Geospace Technologies Eurasia, LLC, a limited liability company organized under the laws of Russia

(9) GTC, Inc. Beijing Representative Office

(10) Geospace Technologies Corporation Azerbaijan Branch, a corporation organized under the laws of Azerbaijan